CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Post-Effective Amendment No.53 to the Registration Statement on Form N-1A of The Copeland Trust and to the use of our report dated January 27, 2026 on the financial statements and financial highlights of Copeland Dividend Growth Fund, Copeland International Small Cap Fund, and Copeland SMID Cap Dividend Growth Fund, appearing in Form N-CSR for the year ended November 30, 2025, which are incorporated by reference into the Registration Statement.

/s/Tait, Weller & Baker LLP

Philadelphia, Pennsylvania

March 27, 2026